Exhibit 5.1
(MAYER, BROWN, ROWE & MAW LOGO)
May 25, 2007
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrownrowe.com
Residential Capital, LLC
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437

Re:	Residential Capital, LLC Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Residential Capital, LLC, a Delaware limited liability Company (“ResCap”), in connection with the preparation of registration statements on Form S-3 (File Nos. 333-128685 and 333-143138) (together with the exhibits and amendments thereto, the “Registration Statements”), and a prospectus, dated May 21, 2007, as supplemented by the prospectus supplement, dated May 22, 2007 (together, the “Prospectus”), relating to $1,000,000,000 in aggregate principal amount of ResCap’s Floating Rate Notes due 2009 (the “Floating Rate Notes”) and $1,250,000,000 aggregate principal amount of ResCap’s 6.50% Notes due 2012 (the “6.50% Notes” and, together with the Floating Rate Notes, the “Notes”) and the guarantees by GMAC Residential Holding Company, LLC, GMAC-RFC Holding Company, LLC, GMAC Mortgage, LLC, Residential Funding Company, LLC and HomeComings Financial, LLC (collectively, the “Subsidiary Guarantors”) of the Notes (the “Subsidiary Guarantees” and, collectively with the Notes, the “Debt Securities”) to be offered and sold pursuant to the Underwriting Agreement, dated May 22, 2007, among ResCap, the Subsidiary Guarantors and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Greenwich Capital Markets, Inc. as Representatives of the several underwriters named in Schedule I thereto. The Debt Securities will be issued pursuant to an Indenture, dated as of June 25, 2005, among ResCap, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture dated November 21, 2005 (as Supplemented, the “Indenture”).
     In rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of ResCap as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed without verification that the Indenture has been duly authorized, executed and delivered by the Trustee.

Mayer, Brown, Rowe & Maw LLP
Residential Capital, LLC
May 25, 2007

     We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.
     Based upon the foregoing, we are of the opinion that the Debt Securities have been duly authorized and, when duly executed and delivered and authenticated in accordance with the Indenture, will be binding obligations of ResCap or the Subsidiary Guarantors, as the case may be, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding at law or equity) and entitled to the benefits of the Indenture.
     We consent to (i) the filing of this opinion as an exhibit to a Current Report on Form 8-K filed by ResCap in connection with the offering and sale of the Debt Securities and (ii) the references to this firm under the caption “Description of the Notes” in the Prospectus.

Sincerely,
/s/ MAYER, BROWN, ROWE & MAW LLP
MAYER, BROWN, ROWE & MAW LLP